EXHIBIT 23.1

AUDITORS’ CONSENT

We hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement on Form S-3 of Golden Star Resources Ltd., Registration No. 333-118956, of our report dated February 2, 2005 relating to the financial statements, which appears in the company’s Annual Report on Form 10-K, as amended on Form 10-K/A, Amendment No. 1, for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

CHARTERED ACCOUNTANTS
Calgary, Canada
March 23, 2005